EXHIBIT 4.1

NUMBER TRADU	UNITS

APEX Tech Acquisition Inc.

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP

UNITS CONSISTING OF ONE ORDINARY SHARE AND

ONE RIGHT TO RECEIVE ONE-SIXTH OF ONE ORDINARY SHARE

THIS CERTIFIES THAT ____________________ is the owner of ____________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.0001 per share (“Ordinary Share”), of APEX Tech Acquisition Inc., a Cayman Islands exempt company (the “Company”) and one right (the “Right”). Each Right entitles the holder to receive one-sixth (1/6) of one Ordinary Share upon the consummation of the Company’s initial business combination. The Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the 52nd day after the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of A.G.P./Alliance Global Partners, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO, including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised, and issued a press release announcing when separate trading will begin. The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of _____, 2025, between the Company and Lucky Lucko, Inc. d/b/a Efficiency (“Efficiency”) as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Rights Agreement is on file at the office of Efficiency at ________, and is available to the Rights holder on written request and without cost This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the laws of the state of New York.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Chief Executive Officer

APEX Tech Acquisition Inc. The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the ordinary shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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